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                                                                   EXHIBIT 10(3)

                      PROMISSORY NOTE EXTENSION AGREEMENT

         THIS PROMISSORY NOTE EXTENSION AGREEMENT ("Agreement") dated as of the 8th day of August, 1986, is by and between LEONARD M. ROSS, a California resident ("Ross") and JILCO INDUSTRIES, INC., a California corporation ("Jilco").

                                R E C I T A L S

         A. On August 9, 1972, Jilco executed a certain Promissory Note ("Note") in the principal amount of FIVE THOUSAND DOLLARS ($5,000.00) in favor of Ross, a copy of which Note, as previously modified, is attached hereto as Exhibit "A" and incorporated herein by reference.

         B. The parties hereto desire to extend the due date of such Note and the indebtedness which it represents.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. The Recitals set forth above are incorporated herein by reference.

         2. Ross and Jilco hereby agree that the indebtedness represented by the Note, as previously modified, shall be due on demand, but if no demand is made, then on August 9, 1988.

         3. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      "Ross":
                 October 15, 1986                  /s/ Leonard M. Ross
                                                   ---------------------------
                                                   LEONARD M. ROSS


       "Jilco":                                    JILCO INDUSTRIES, INC.


                 October 15, 1966                  By/s/ Gary W. Pickett
                                                   ---------------------------
                                                         Gary W. Pickett
                                                         President





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                          P R O M I S S O R Y  N O T E

$5,000.00                                                       August 9, 1972

         For value received, the undersigned promises to pay on demand, but if no demand is made then one year after date, to the order of Leonard M. Ross the principal sum of --Five Thousand--- Dollars, together with interest from date hereof at the rate of 7 Per Cent per annum. Interest shall be payable at the same time as principal. Upon default, the whole sum of principal and interest shall become due immediately at the option of the holder hereof. Default shall include, but not be limited to, the filing, as to the undersigned of a voluntary or involuntary petition under the provisions of the Federal Bankruptcy Act, or the issuance of any attachment or execution against any asset of the undersigned.

         If this note is not paid when due, the undersigned promises to pay, in addition to the principal and accrued interest, all cost and expenses of collection and reasonable attorney's fees incurred by the holder hereof on account of such collection, whether or not suit is filed thereon. The undersigned hereby waives demand and protest and the right to assert any statute of limitations.

         The undersigned shall have the right to prepay all or a portion of the principal and/or interest at any time without penalty.

         IN WITNESS WHEREOF, the undersigned has duly executed this Note on the date set forth above.

                                          JILCO INDUSTRIES, INC.


                                        By  /s/ GEORGE ROSS
                                          -----------------------------------
                                          George Ross, Vice President


















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